EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-102974 and 333-58508 on Form S-8 of our report dated March 13, 2008 on the consolidated financial statements of Nara Bancorp, Inc., and our report dated the same date on Nara Bancorp, Inc.’s internal control over financial reporting, which reports are included in Form 10-K for Nara Bancorp, Inc. for the year ended December 31, 2007.

Crowe Chizek and Company LLP

South Bend, Indiana

March 13, 2008